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                                                                       EXHIBIT i


April 26, 2000





Warburg, Pincus Trust
466 Lexington Avenue
New York, New York 10017-3147

         Re: Post-Effective Amendment No. 13 to Registration Statement (Securities Act File No. 33-58125; Investment Company Act File No. 811-07261)

Ladies and Gentlemen:

You have requested us, as counsel to Warburg, Pincus Trust (the "Trust"), a business trust organized under the laws of The Commonwealth of Massachusetts, to furnish you with this opinion in connection with the Trust's filing of Post-Effective Amendment No. 13 (the "Amendment") to its Registration Statement on Form N-1A (the "Registration Statement").

We have examined copies of the Trust's Declaration of Trust, as amended to the date hereof (the "Declaration"), the Trust's By-Laws, as amended to the date hereof (the "By-Laws"), and the Amendment. We have also examined such other records, documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.

In our examination of material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied upon statements and certificates of officers and representatives of the Trust and others.

Based upon the foregoing, we are of the opinion that the shares of beneficial interest of the Trust, par value $.001 per share (the "Shares"), when and if duly sold, issued and paid for in accordance with the terms of the Declaration, the By-Laws and the Registration Statement, will be will be valid, legally issued, fully paid and non-assessable, assuming (i) that at the time of sale such Shares are sold at a sales price in each case in excess of the par value of the Shares; (ii) that the issuance of the Shares does not cause the number of outstanding Shares to exceed that number of authorized




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Warburg Pincus Trust
April 26, 2000
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shares provided for in the Declaration, as amended to the date of issuance; and
(iii) that resolutions of the Board of Directors authorizing the issuance of the Shares that are in effect on the date hereof have not been modified or withdrawn and are in full force and effect on the date of issuance.

We hereby consent to the filing of this opinion as an exhibit to the Amendment, to any reference to our name under the heading "Independent Accountants and Counsel" in the Statement of Additional Information included as part of the Amendment, and to the filing of this opinion as an exhibit to any application made by or on behalf of the Trust or any distributor or dealer in connection with the registration or qualification of the Trust or the Shares under the securities laws of any state or other jurisdiction.

We are members of the Bar of the State of New York only and do not opine as to the laws of any jurisdiction other than the laws of the State of New York and the laws of the United States, and the opinions set forth above are, accordingly, limited to the laws of those jurisdictions.

Very truly yours,

/s/Willkie Farr & Gallagher